Exhibit 99.1
Investor Contact:
The Blueshirt Group
Jennifer Jarman
+1 415.217.5866
jennifer@blueshirtgroup.com

Immersion Corporation Reports Third Quarter 2019 Results; Will Host Analyst and Investor Day on November 18, 2019

–	Revenue of $10.6 million up 24% year-over-year

–	GAAP net income (loss) per share of $(0.04) versus $(0.15) last year

–	Non-GAAP net income (loss) per share of $0.00 versus $(0.07) last year

SAN JOSE, Calif., November 6, 2019 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the third quarter ended September 30, 2019.

“I am very pleased to report that Immersion has reached a key inflection point in attaining break-even net income on a non-GAAP basis and is poised to deliver further improvements in profitability as we exit the last quarter of the year,” said Ramzi Haidamus, Immersion’s President and CEO. “Our strategic efforts to accelerate the shift from one-time licensing deals to a focus on recurring revenue, coupled with our efforts to right-size our operating profile, are already starting to pay off as we forge a path to sustainable profitably. We look forward to sharing more details regarding our go forward strategy during our upcoming analyst and investor meeting in New York.”

Third Quarter Financial Summary

•
Total revenues grew 24 percent to $10.6 million, compared to $8.6 million in the third quarter of 2018. Royalty and license revenues were $10.5 million, compared to $8.5 million in the third quarter of 2018.

•	GAAP net income (loss) was $(1.4) million, or $(0.04) per diluted share, compared to GAAP net loss of $(4.6) million, or $(0.15), in the third quarter of 2018.

•
Non-GAAP net income (loss) was $48 thousand, or $0.00 per diluted share, compared to non-GAAP net loss of $(2.2) million, or $(0.07), in the third quarter of 2018. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

•	As of September 30, 2019, cash, cash equivalents and short-term investments totaled $95.6 million.

Recent Business Highlights

•	Entered into a joint collaboration agreement with Alps Alpine Co., Ltd. covering product creation relating to haptic technology.

•

•	Signed a license agreement with Awinic Technology Limited, providing access to Immersion’s patented haptic technology for use in mobile phone and wearable OEMs through Awinic.

•	Appointed William C. Martin, Chief Investment Officer of Raging Capital Management, LLC, and Matthew Frey, Chief Financial Officer of Qumulo, Inc., to Immersion's board of directors.

Outlook

For 2019, Immersion now expects revenues to be in the range of $35 million to $38 million and Non-GAAP net income (loss) to be in the range of ($12) million to ($15) million.

Analyst and Investor Meeting

Immersion will host an analyst and investor day on Monday, November 18, 2019 at the Nasdaq MarketSite in New York City.

Presentations by members of Immersion’s senior management team will begin at 9:30 a.m. Eastern Time and conclude at approximately 11:30 a.m. Eastern Time, with technology product demos available before and after for those in attendance.

In-person attendance is by invitation only. The event will be webcast and accessible from the "Events & Presentations" page of Immersion's Investor Relations website at http://ir.immersion.com/events.cfm. A replay of the webcast will be available and accessible following the event.

Third Quarter Earnings Conference Call and Webcast

Immersion will host a conference call with company management today at 2:00 p.m. PT (5:00 p.m.. ET) to discuss financial results for the third quarter ended September 30, 2019. To participate on the live call, analysts and investors should dial +1 800-367-2403 (conference ID: 1678395) at least ten minutes prior to the start of the call. A recorded webcast of the conference call will also be available for 90 days within the “News and Events” section of Immersion’s investor relations website at https://ir.immersion.com/news-and-events.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. The Company has not reconciled the non-GAAP financial measures guidance to the corresponding GAAP measures on a forward-looking basis due to the uncertainty and the potential variability of many of the costs and expenses that may be incurred in the future. Accordingly, reconciliations of the Company’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward-looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the company being well positioned to introduce new haptic technology to maintain and grow our leadership in the haptics market, the timing of expected revenue generation from our expanded roster of licensees, our revenue outlook for 2019 anticipated to be in the range of $35 to $38 million, and our expectation that non-GAAP net loss will be between ($12) and ($15) million for 2019. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, the inability of Immersion to enter into new and renewed licensing arrangements with its existing licensees and additional third parties for its touch-enabling technologies, the loss of a major customer, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property, the ability of Immersion to protect and enforce its intellectual property rights, changes in patent law, companies choosing to implement haptics without Immersion’s software or a license to Immersion’s patents, the ability of Immersion to return to consistent profitability in the future, the inability of Immersion to retain or recruit necessary personnel and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2018 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Except as required by law, Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR - C)

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Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2019	December 31, 2018
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$86,585	$110,988
Short-term investments	9,026	13,930
Accounts and other receivables	1,865	1,051
Prepaid expenses and other current assets	11,988	9,856
Total current assets	109,464	135,825
Property and equipment, net	1,768	2,343
Other assets	16,510	7,827
TOTAL ASSETS	$127,742	$145,995
LIABILITIES
Accounts payable	$2,176	$3,612
Accrued compensation	2,381	3,948
Other current liabilities	4,202	3,194
Deferred revenue	4,666	4,591
Total current liabilities	13,425	15,345
Long-term deferred revenue	26,816	30,203
Other long-term liabilities	3,072	787
TOTAL LIABILITIES	43,313	46,335
STOCKHOLDERS’ EQUITY	84,429	99,660
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$127,742	$145,995

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(1)	(1)	(1)	(1)
Revenues:
Royalty and license	$10,549	$8,462	$24,264	$99,789
Development, services, and other	75	90	225	323
Total revenues	10,624	8,552	24,489	100,112
Costs and expenses:
Cost of revenues	62	61	117	190
Sales and marketing	1,688	1,664	4,876	4,454
Research and development	1,933	2,110	6,066	7,152
General and administrative	8,216	9,880	35,359	31,669
Total costs and expenses	11,899	13,715	46,418	43,465
Operating income (loss)	(1,275)	(5,163)	(21,929)	56,647
Interest and other income (loss)	(24)	545	1,106	1,151
Income (loss) before provision for income taxes	(1,299)	(4,618)	(20,823)	57,798
Provision for income taxes	(88)	(22)	(200)	(313)
Net income (loss)	$(1,387)	$(4,640)	$(21,023)	$57,485
Basic net income (loss) per share	$(0.04)	$(0.15)	$(0.67)	$1.89
Shares used in calculating basic net income (loss) per share	31,711	30,780	31,461	30,340
Diluted net income (loss) per share	$(0.04)	$(0.15)	$(0.67)	$1.83
Shares used in calculating diluted net income (loss) per share	31,711	30,780	31,461	31,334
(1) Unaudited quarterly financial data

Immersion Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

GAAP net income (loss)	$(1,387)	$(4,640)	$(21,023)	$57,485
Add: Provision for income taxes	88	22	200	313
Less: Non-GAAP provision for income taxes	(90)	(80)	(146)	(178)
Add: Stock-based compensation	1,187	2,514	4,371	6,266
Add: Restructuring adjustment	250	—	250	—
Non-GAAP net income (loss)	$48	$(2,184)	$(16,348)	$63,886
Non-GAAP net income (loss) per diluted share	$0.00	$(0.07)	$(0.52)	$2.04
Dilutive shares used in calculating Non-GAAP net income (loss) per share	31,711	30,780	31,461	31,334

Immersion Corporation
Disaggregated Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Fixed fee license revenue	$4,115	$4,317	$10,109	$81,955
Per-Unit royalty revenue	6,434	4,145	14,155	17,834
Total royalty and license revenue	10,549	8,462	24,264	99,789
Development, services, and other revenue	75	90	225	323
Total revenues	$10,624	$8,552	$24,489	$100,112

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Mobility	79%	66%	61%	85%
Gaming	6%	15%	20%	5%
Automotive	15%	17%	18%	10%
Medical	—%	2%	1%	—%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP operating expenses	$11,837	$13,654	$46,301	$43,275
Adjustments to non-GAAP operating expenses:
Stock-based compensation expense - S&M	(207)	(377)	(700)	(675)
Stock-based compensation expense - R&D	(234)	(561)	(1,054)	(1,382)
Stock-based compensation expense - G&A	(746)	1,576	(2,617)	(4,209)
Depreciation and amortization expense	(183)	(208)	(588)	(647)
Non-GAAP operating expense	$10,467	$10,932	$41,342	$36,362